UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2025

BROADWAY FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39043	95-4547287
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4601 Wilshire Boulevard, Suite 150, Los Angeles, CA		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (323) 634-1700

 NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share (including attached preferred stock purchase rights)	BYFC	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Explanatory Note

Broadway Financial Corporation (the “Company”) is filing this Amendment No. 1 to Current Report on Form 8-K/A (this “Amendment”) to amend the Current Report on Form 8-K originally filed by the Company with the U.S. Securities and Exchange Commission on July 2, 2025 (the “Original Report”). The Original Report was filed to disclose the voting results of the Company’s 2025 Annual Meeting of Stockholders held on June 30, 2025 (the “Annual Meeting”).

This Amendment amends the Original Report solely to correct the disclosure regarding the previously reported voting results with respect to the proposal to approve an amendment to the Company’s Certificate of Incorporation to remove the provision specifying the circumstances under which cause for removal of a director shall be deemed to exist (the “Charter Amendment Proposal”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on, among other matters, the Charter Amendment Proposal. The Original Report disclosed correctly the number of votes received with respect to the Charter Amendment Proposal. However, it incorrectly stated that the Charter Amendment Proposal was approved by stockholders when in fact the Charter Amendment Proposal did not receive the requisite support (the affirmative vote of holders of shares representing a majority of the outstanding Voting Common Stock entitled to vote on the matter). Therefore, the Charter Amendment Proposal was not approved, and no Certificate of Amendment will be filed with the Secretary of State of the State of Delaware.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWAY FINANCIAL CORPORATION

Date: July 7, 2025	By:	/s/ Zack Ibrahim
Zack Ibrahim
Executive Vice President and
Chief Financial Officer